EXHIBIT 23.3

                         [ERNST & YOUNG LLP LETTERHEAD]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated February 26, 1998 with respect to the consolidated financial statements of Marine Transport Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG LLP

Ernst & Young LLP
New York, New York

June 18, 1999